Exhibit 10.20.4


                        TERMINATION OF ALBERTSON'S, INC.
                         1990 DEFERRED COMPENSATION PLAN


     This   instrument   terminating   the   Albertson's,   Inc.  1990  Deferred
Compensation Plan (the "1990 Plan") is made by Albertson's, Inc., a Delaware corporation (the "Corporation") effective December 31, 1999.

                                    RECITALS:

A.   The Board of  Directors  (the  "Board")  of the  Corporation,  pursuant  to
     Section 10.2 of the Plan, retained the right to terminate the 1990 Plan.

B. The Corporation has established the Albertson's, Inc. 2000 Deferred Compensation Plan and, as a result, the Board has determined that it is advisable to terminate the 1990 Plan and has terminated the 1990 Plan pursuant to a resolution duly adopted by the Board at a regularly scheduled meeting of the Board held on November 30, 1999, and such resolution continues in full force and effect.

                                BOARD RESOLUTION

     WHEREAS, upon the recommendation of the Grantor Trust Committee, the Board of Directors of the Corporation deems it advisable to terminate the Albertson's, Inc. 1990 Deferred Compensation Plan ("1990 Plan") effective December 31, 1999 pursuant to Section 10.2 of the Plan;

     NOW, THEREFORE, BE IT HEREBY RESOLVED, (a) that the 1990 Plan be terminated effective December 31, 1999 pursuant to Section 10.2 of the 1990 Plan; (b) that Participant deferrals under the Plan cease as of such date; (c) that benefits payable under the 1990 Plan shall be paid at such times and pursuant to such terms and conditions as were effective immediately prior to the termination of the 1990 Plan; and (d) that the Board of Directors, the Grantor Trust Committee and their duly authorized delegates continue to have authority under Section
10.1 of the 1990 Plan to amend the Plan, in whole or in part, at anytime; provided, however, that no amendment shall be effective to decrease the benefits or rights of any Participant theretofore accrued.

     IN WITNESS WHEREOF, the Corporation has caused its officer, duly authorized by its Board of Directors, to execute this instrument this 1st day of December, 1999, to be effective as of December 31, 1999.

                                               ALBERTSON'S, INC.
                                               a Delaware corporation



                                               By: /s/ Thomas R. Saldin
                                                   ------------------------
                                                   Thomas R. Saldin
                                                   Executive Vice President
                                                   and General Counsel